EXHIBIT 21

                          Subsidiaries of the Company


                          Asta Auto Receivables Company
                           E.R. Receivables Corp., LLC
                            RAC Acceptance Corp., LLC
                            Palisades Collection, LLC
                         Asta Funding Acquisition I, LLC
                        Asta Funding Acquisition II, LLC
                        Asta Funding Acquisition III, LLC
                              Computer Finance, LLC
                              Asta Funding.Com, LLC
                              Topps Promotion, LLC
                              Asta Commercial, LLC
                            Asta Business Credit, LLC
                          Palisades Acquisition I, LLC
                          Palisades Acquisition II, LLC